Exhibit 10.2

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED

ACCOUNTS RECEIVABLE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED ACCOUNTS RECEIVABLE PURCHASE AGREEMENT (this “Amendment”) is dated as of November 7, 2006, and is by and between SILICON VALLEY BANK (“Bank”) and AXESSTEL, INC., a Nevada corporation (“Seller”) whose address is 6815 Flanders Drive, Suite 210, San Diego, California 92121 and with a FAX number of 858-625-7110.

RECITALS

A. Bank and Seller have entered into that certain Second Amended and Restated Accounts Receivable Purchase Agreement, dated as of August 7, 2006 (as amended, modified, supplemented or restated, the “AR Purchase Agreement”).

B. Bank has extended credit to Seller pursuant to the terms of the AR Purchase Agreement.

C. Seller has requested that Bank amend the AR Purchase Agreement in accordance with the terms hereof.

D. Bank has agreed to so amend certain provisions of the AR Purchase Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the AR Purchase Agreement.

2. Amendments to AR Purchase Agreement.

2.1 Acceptance of Receivables. The last sentence of Section 2.2 of the AR Purchase Agreement is hereby amended in its entirety and replaced with the following:

“Notwithstanding the foregoing, in no event shall the aggregate amount of all Purchased Receivables outstanding at any time exceed Ten Million Dollars ($10,000,000).”

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document (as defined in the Loan Agreement), or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Seller hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Seller has the power and authority to execute and deliver this Amendment and to perform its obligations under the AR Purchase Agreement, as amended by this Amendment;

4.3 The organizational documents of Seller delivered to Bank on or about August 1, 2006 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Seller of this Amendment and the performance by Seller of its obligations under the AR Purchase Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Seller of this Amendment and the performance by Seller of its obligations under the AR Purchase Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Seller, (b) any contractual restriction with a Person binding on Seller, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Seller, or (d) the organizational documents of Seller;

4.6 The execution and delivery by Seller of this Amendment and the performance by Seller of its obligations under the AR Purchase Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Seller, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Seller and is the binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective October 30, 2006 upon the satisfaction of the conditions set forth in Section 7.

7. Conditions. The effectiveness of this Amendment is conditioned upon: (i) execution and delivery to Bank of a fully executed copy of that certain First Amendment to Loan and Security Agreement, dated as even date herewith (the “LSA Amendment”); (ii) receipt by Bank of the amendment fee set forth in Section 7 of the LSA Amendment; (iii) execution and delivery to Bank of a fully executed copy of that certain First Amendment to Letter of Credit Discounting Agreement with Recourse, dated as even date herewith; and (iii) execution and delivery to Bank of a fully executed copy of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		SELLER

SILICON VALLEY BANK		AXESSTEL, INC.

By:	/s/ Robert C. Lake	By:	/s/ Patrick Gray

Name:	Robert C. Lake	Name:	Patrick Gray

Title:	Relationship Manager	Title:	SVP, Finance

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First Amendment to Second Amended and Restated Accounts Receivable Purchase Agreement